UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Preliminary proxy statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATUS MEDICAL INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note

The following information is being filed to amend the original Schedule 14A filed November 9, 2018. The only changes are to revise the beneficial ownership table to correct the number of shares owned by Mr. Levine and the corresponding calculations relating to the holdings of the “Officers and Directors as a group” on page 15, and a correction related to the timeline of the cessation of Mr. Traverso's employment on page 17 and a corresponding change to a footnote on page 21.

Except as specifically described in this Explanatory Note, this Amendment No. does not otherwise modify or update any other disclosures presented in the November 9, 2018.

Natus Medical Incorporated
6701 Koll Center Parkway Suite 120
Pleasanton, CA 94566
www.natus.com
(925) 223-6700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

A Special Meeting of Stockholders of Natus Medical Incorporated will be held on December 13, 2018, at 8:00 a.m., Pacific Time, at the Company’s headquarters, located at 6701 Koll Center Parkway, Suite 120, Pleasanton, California, for the following purposes:

1.	To approve the 2018 Equity Incentive Plan (the “2018 Plan”).

2.
We are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) notice with instructions for accessing the proxy materials and voting via the Internet or by telephone. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We expect to mail to stockholders the Notice of Internet Availability on or about November 4, 2018, and these proxy materials were first sent on or about November 2, 2018 to stockholders entitled to vote at the special meeting.
The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our stock at the close of business on October 31, 2018, are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 6701 Koll Center Parkway Suite 120, Pleasanton, CA, 94566. A stockholder may examine the list for any legally valid purpose related to the meeting. The list will also be available during the special meeting for inspection by any stockholder present at the meeting.
Whether or not you plan to attend the Special Meeting, please submit your proxy promptly by the Internet or by phone or by completing, dating, signing and returning the enclosed proxy card as promptly as possible in the accompanying reply envelope. If your shares are held in street name by a broker, trustee or other nominee and you do not instruct this nominee how to vote your shares; your shares will not be voted on any matter presented at this special meeting.

For the Board of Directors of
Natus Medical Incorporated

JONATHAN KENNEDY
Chief Executive Officer
Pleasanton, California
November 2, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON December 13, 2018

The proxy materials, including this Notice, the accompanying Proxy Statement, and a means to vote your shares are available at https://materials.proxyvote.com/639050.

If you have any questions or require assistance with voting your shares, please contact our proxy solicitor using the information set forth below:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Call Toll-Free 1-800-662-5200

YOUR VOTE IS IMPORTANT
PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE
INSTRUCTIONS ON THE ENCLOSED PROXY CARD

PROXY STATEMENT

iii

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

iv

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board of Directors (the “Board”) of Natus Medical Incorporated, (“Natus”, the “Company”, “we”, “our”), a Delaware corporation, is providing these proxy materials to you in connection with a special meeting of stockholders that will take place on December 13, 2018. As a stockholder as of the record date, October 31, 2018, you are invited to attend the special meeting, and are entitled, and requested, to vote on the items of business described in this proxy statement. We are distributing the proxy materials on or about November 2, 2018.

Q:	What information is contained in this proxy statement?

A:
The information included in this proxy statement relates to the proposals to be voted on at our special meeting, the voting process, the compensation of executive officers and directors, and certain other required information.

Q:	How may I obtain a copy of the Natus Special Report on Form 10-K?

A:	Stockholders may request a free copy of our 2017 Special Report on Form 10-K from:
Natus Medical Incorporated
Attn: Investor Relations
6701 Koll Center Parkway Suite 120
Pleasanton, CA 94566
(925) 223-6700

Our 2017 Special Report on Form 10-K is also available on our website at www.natus.com and at the website of the Securities and Exchange Commission at www.sec.gov.
We will also furnish any exhibit to our 2017 Special Report on Form 10-K if specifically requested in writing.

Q:	What items of business will be voted on at the special meeting?

A:	The following item will be voted on at the special meeting:

•	To approve the 2018 Equity Incentive Plan.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” Proposal 1, approval of the 2018 Equity Incentive Plan.

Q:	Why is the Company holding this Special Meeting to approve this item?

A:
We have determined that there are insufficient shares remaining under our existing 2011 Stock Awards Plan to allow us to make the equity awards to employees, including our executive officers, that we customarily make in January of each year.

Q:	What shares can I vote?

A:
Each share of Natus common stock issued and outstanding as of the close of business on October 31, 2018, the Record Date, is entitled to be voted on all items being voted upon at the special meeting. You may vote all shares owned by you as of that date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held by you as the beneficial owner through a broker, trustee, or other nominee, such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date we had approximately 33,781,323 shares of common stock issued and outstanding, and each outstanding share is entitled to one vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Rather than holding shares in their own name, as a stockholder of record, most Natus stockholders hold their shares beneficially through a broker, trustee or other nominee. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record - If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to Natus or to vote in person at the meeting. Voting instructions are provided online with the proxy materials and, if you are receiving a paper copy of the proxy materials Natus has enclosed a proxy card for you to use.
Beneficial Owner - If your shares are held in a brokerage account or by another nominee you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the special meeting.
Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I vote my shares in person at the special meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the special meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the special meeting, you may also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the special meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or other nominee. The Notice of Internet Availability of Proxy Materials provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, directions on how to vote are set forth below and included on your proxy card. For shares held beneficially in street name, the voting instruction card provided by your broker, trustee or other nominee will include instructions on how to vote by telephone, Internet or by mail.

By Internet - Stockholders of record of Natus common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most Natus stockholders who hold shares beneficially in street name may direct the voting of their shares by accessing the website specified on the voting instruction cards provided by their broker, trustee or other nominee. Please check the voting instruction card for Internet voting availability.
By Telephone - Stockholders of record of Natus common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most Natus stockholders who hold shares beneficially in street name and live in the United States or Canada may direct the voting of their shares by phone by calling the number specified on the voting instruction card provided by their broker, trustee or other nominee. Please check the voting instruction card for telephone voting availability.
By Mail - Stockholders of record of Natus common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the pre-addressed envelope provided. Natus stockholders who hold shares beneficially in street name may vote by mail by completing, dating and signing the voting instruction cards provided and mailing them in the pre-addressed envelope provided to their broker, trustee, or other nominee.

Q:	Can I change my vote or otherwise revoke my proxy?

A:
You may change your vote at any time prior to the vote at the special meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes your earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the special meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by attending the special meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the special meeting?

A:
Holders of a majority of shares of our common stock issued and outstanding and entitled to vote as of the record date must be present in person or represented by proxy to meet the quorum requirement pursuant to the Company’s Bylaws for holding the special meeting and transacting business. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	For each matter presented to special meeting for approval, you may vote “FOR,” “AGAINST,” or “ABSTAIN”.
If you elect to abstain from voting on this proposal, the abstention will have the same effect as an “AGAINST” vote with respect to the proposal.

If you are a stockholder of record and sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker will not be able to vote on any matter before the special meeting.

Q:	What is the voting requirement to approve each of the proposal?

A:
Approval of the 2018 Equity Incentive Plan will each require a FOR vote by a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the special meeting.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:
Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is only entitled to vote shares held for a beneficial owner on “routine” matters, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Proposal 1 is a non-routine matter. Thus, if you hold your shares in street name, it is critical that you cast your vote if you want it to count in the approval of the matter being presented at the special meeting.
Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal.

Q:	What happens if additional matters are presented at the special meeting?

A:
Other than the item of business described in this proxy statement, we are not aware of any other business to be acted upon at the special meeting. If you grant a proxy using the enclosed form, the persons named as proxy holders, Jonathan A. Kennedy and Drew Davies will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive. A number of brokers with account holders who beneficially own our common stock will be “householding” our proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke, or provide, their consent at any time by contacting Broadridge ICS, either by calling toll-free 800-542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Upon such request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and/or, as applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of the materials.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or other proxy materials who wish to receive only one copy in the future can contact their broker, trustee or other nominee to request information about householding.

Q:	How may I obtain an additional set of voting materials?

A:
If you wish to receive an additional set of proxy materials now or in the future, you may write us to request a separate copy of these materials from our principal executive offices at: Natus Medical Incorporated, Attn: Investor Relations, 6701 Koll Center Parkway Suite 120, Pleasanton, CA, 94566, or by calling us at (925) 223-6700.

Q:	Who will bear the cost of soliciting votes for the special meeting?

A:
Natus is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	Where can I find the voting results of the special meeting?

A:
We intend to announce the final voting results of all proposals at the special meeting and will publish the final results in a current report on Form 8-K within four business days of the date the special meeting ends, unless final results are unavailable in which case we will publish the preliminary results in such current report on Form 8-K. If final results are not filed with our current report on Form 8-K to be filed within four business days of the date the special meeting ends, the final results will be published in an amendment to our current report on Form 8-K within four business days after the final voting results are known.

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?

A:
Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Natus proxy statement for the 2019 Annual Meeting next year, the written proposal must be received by the Corporate Secretary of Natus at our principal executive offices no later than January 18, 2019. If the date of the 2019 Annual Meeting is moved more than 30 days before or after the anniversary date of the 2018 Annual Meeting, the deadline for inclusion of proposals in the Natus proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Natus Medical Incorporated, Attn: Corporate Secretary, 6701 Koll Center Parkway, Suite 120, Pleasanton, CA 94566.

For a stockholder proposal that is not intended to be included in the Natus proxy statement under Rule 14a‑8, the stockholder must provide the information required by, and give timely notice to the Corporate Secretary of Natus in accordance with, Section 2.3(b) of the Company’s Bylaws. For the 2019 Annual Meeting, any such notice must be received by the Company not later than the close of business on April 23, 2019 (the “Submission Deadline”), provided that if the date of the 2019 Annual Meeting is moved more than 30 days from the anniversary date of the 2018 Annual Meeting then such notice must be received a reasonable time before we begin the solicitation of proxies for the 2019 Annual meeting.
Recommendation and Nomination of Director Candidates: The Nominating and Governance Committee will consider recommendations for candidates to be considered for nominations to the Board from stockholders who are entitled to vote in the election of directors at the 2019 Annual Meeting. A stockholder that desires to recommend a candidate for election to the Board should see the section entitled “Corporate Governance Principles and Board Matters; Policy for Director Recommendations and Nominations” in the proxy statement for this year’s annual meeting.
A stockholder that instead desires to nominate a person directly for election to the Board must meet all of the deadlines and information requirements set forth in Section 2.3(c) of the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission. For next year’s annual meeting of stockholders, any such nomination must be received by the Company not later than the close of business on the Submission Deadline, provided that if the date of the 2019 Annual Meeting is moved more than 30 days from the anniversary date of the 2018 Annual Meeting, then such notice must be received a reasonable time before we begin the solicitation of proxies for the 2019 Annual Meeting.
If you would like a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates, please contact the Corporate Secretary of Natus Medical Incorporated at our principal executive offices.

PROPOSAL
The proposal being presented for shareholder action is set forth on your proxy card and is discussed in detail below. Shares that you have the power to vote that are represented by proxy will be voted at the meeting in accordance with your instructions.

PROPOSAL NO. 1
APPROVAL OF THE NATUS MEDICAL INCORPORATED 2018 EQUITY INCENTIVE PLAN
General
We are asking our stockholders to approve the amended and restated Natus Medical Incorporated 2018 Equity Incentive Plan, referred to as the 2018 EIP, which was approved by the Board on October 29, 2018. If approved by our stockholders, the 2018 EIP will amend and restate our existing Natus Medical Incorporated 2011 Stock Awards Plan, referred to as the 2011 Plan. Outstanding awards under the 2011 Plan will remain outstanding, unchanged and subject to the terms of the 2011 Plan and the respective award agreements, until the expiration of such awards in accordance with their terms.
We are requesting approval of 3,000,000 additional shares for the 2018 EIP. Any shares subject to awards that are cancelled, forfeited, repurchased or that expire by their terms without shares being issued, including shares subject to awards granted under the 2011 Plan that are outstanding on the effective date of the 2018 EIP, will also be returned to the pool of shares available for grant and issuance under the 2018 EIP.
Approval of the 2018 EIP will allow us to continue to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future performance. We believe that the adoption of the 2018 EIP is in the best interests of Natus because of the continuing need to provide restricted stock and restricted stock units, stock options, performance-based awards and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. The 2018 EIP will serve as an important part of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our service providers. In addition, awards under the 2018 EIP will provide our service providers an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success. If Proposal No. 1 is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.
We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. Equity ownership programs put employees’ interests directly into alignment with those of other stockholders, as they reward employees based upon stock price performance. Without a sizable but market-based equity incentive program, we believe we would be at a disadvantage against competitor companies to provide the total compensation package necessary to attract, retain and motivate the employee talent critical to our future success.
A broad-based equity incentive plan focuses our employees who receive grants on achieving strong corporate performance, and we have embedded in our culture the necessity for employees to think and act as stockholders. Very recently we awarded performance based restricted stock and stock options to our new Chief Executive Officer and Chief Financial Officer. In the past we have also awarded stock options to employees, included executive officers, and directors. We believe these awards to be an important component of our long-term employee incentive and retention plan and that they have been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company. As of September 30, 2018, the Company has stock options outstanding to purchase approximately 208,967 shares of common stock and an aggregate of approximately 376,964 unvested shares of restricted stock and unvested restricted stock units. As of September 30, 2018, the Company’s outstanding stock options have a weighted average per share exercise price of $24.1096 and a weighted average remaining contractual term of 3.78 years. Accordingly, our approximately 585,931 outstanding awards (not including awards under our employee stock purchase plan) plus 3,000,000 shares proposed to be available for future grant under our 2018 EIP (not including under our employee stock purchase plan) as of November 2, 2018 represent approximately 9.8% of our outstanding shares.
Approval of the 2018 EIP is intended to enable us to achieve the following objectives:
The continued ability to offer stock-based incentive compensation to our eligible employees and non-employee directors. Without restricted stock and restricted stock units and stock options or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development of new and existing products, cause a loss of motivation by employees to achieve superior performance over the longer term and reduce the incentive of employees to remain employed with

Natus during the vesting of the equity grant. Equity-based awards also directly align a portion of the compensation of our employees with the economic interests of our stockholders.
The ability to maintain an equity incentive plan that can attract and retain employee talent while keeping the rate of dilution low. We are requesting approval of an additional 3,000,000 shares for the 2018 EIP. We believe that this share reserve under the 2018 EIP Plan will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for the next three years. However, a change in business conditions, Company strategy or equity market performance could alter this projection.

The ability to offer a variety of stock compensation awards including stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, and performance awards. The variety of awards available under the 2018 EIP continues to give us flexibility to respond to market-competitive changes in equity compensation practices.

The ability to provide a new equity plan that reflects best current compensation practices. In connection with the amendment and restatement of the 2011 Plan, we have revisited the terms of our equity plan to include provisions that we believe reflect the best current compensation practices and that implement strong governance-related protections for our stockholders, including:

•	Administration. The 2018 EIP will be administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

•
Larger pool reduction ratio for awards other than stock options. Any stock options or stock appreciation rights granted under the 2018 EIP will reduce the pool available for award grants on a 1:1 ratio, however, any other type of award, including restricted stock units, will reduce the pool at a faster 2.5:1 ratio.

•
No evergreen provision; stockholder approval is required for additional shares. The 2018 EIP does not contain an annual “evergreen” provision. The 2018 EIP authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities that may be issued under the 2018 EIP.

•
Exchange or Repricing Programs are not allowed without stockholder approval. The 2018 EIP prohibits the repricing or other exchange for plan awards or cash of underwater stock options and stock appreciation rights without prior stockholder approval.

•	Minimum vesting requirements. The 2018 EIP provides that no plan awards will vest prior to one-year from grant (subject to a 5% carve-out as described below).

•
Equity-based clawback provision for our executive officers. The 2018 EIP provides that all plan awards held by an executive officer will be subject to clawback, recoupment or forfeiture in certain events.

•	Plan does not contain single-trigger plan provision. The 2018 EIP does not provide for the automatic “single trigger” vesting acceleration of plan awards in the event of our change of control.

•
No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to at least the fair market value of our common stock on the date the stock option or stock appreciation right is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

•
No “liberal” share counting provisions. In general, when awards granted under the 2018 EIP expire or are canceled without having been fully exercised, the shares reserved for those awards will be returned to the share reserve and will be available for future awards. However, shares that are tendered by holders or withheld by us to pay the exercise price of a stock option or stock appreciation right, or to satisfy tax withholding obligations in connection with the exercise or vesting of any plan awards will not be available for future awards. If a stock appreciation right is exercised, we will subtract from the shares available under the 2018 EIP the full number of shares subject to the portion of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise. In addition, shares repurchased with the proceeds of an option exercise price may not again be granted or issued under the 2018 EIP.

•	Annual limits on non-employee director grants. The 2018 EIP includes fixed limits as to the maximum number of awards that may be granted in each fiscal year of the Company to non-employee directors.

•	No tax gross-ups. The 2018 EIP does not provide for any tax gross-ups.

Overview and Purpose of the 2018 EIP
The following summary of certain major features of the 2018 EIP is subject to the specific provisions contained in the full text of the 2018 EIP, set forth in Attachment A to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the 2018 EIP. To the extent that there is a conflict between this summary and the actual terms of the 2018 EIP, the terms of the 2018 EIP will govern.

Key Terms
The following is a summary of the key provisions of the 2018 EIP, as proposed for approval.

Plan Term:	October 29, 2018 to October 29, 2028.
Eligible Participants:
Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, independent contractors and advisors, provided that the grantee renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction to Natus. The compensation committee determines which individuals will participate in the 2018 EIP. As of the record date, there were approximately 1,900 employees and five non-employee directors eligible to participate in the 2018 EIP.

Shares Authorized:
3,000,000 additional shares will be authorized under the 2018 EIP, subject to adjustment only to reflect stock splits and similar events. Shares subject to awards granted under the 2011 Plan that are outstanding on the effective date of the 2018 EIP, that are cancelled, forfeited, repurchased or that expire by their terms without shares being issued are returned to the pool of shares available for grant and issuance under the 2018 EIP. Shares under the 2018 EIP that are subject to stock options or stock appreciation rights that are cancelled without exercise, subject to awards that are forfeited or repurchased, subject to awards that terminate without shares being issued or shares surrendered pursuant to an exchange program approved by stockholders are returned to the pool of shares available for grant and issuance under the 2018 EIP. Shares withheld to pay the exercise or purchase price or to satisfy tax withholding obligations, shares that are not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right or shares repurchased with the proceeds of an option exercise price may not again be made available for grant and issuance under the 2018 EIP. Awards issued as stock options or stock appreciation rights are counted in full against the number of shares available for award under the 2018 EIP, regardless of the number of shares actually issued upon exercise of the award. Any stock options or stock appreciation rights granted under the 2018 EIP will reduce the pool available for award grants on a 1:1 ratio, however, any other type of award will reduce the pool at a 2.5:1 ratio. Forfeited awards that return back to the 2018 EIP for future grant will return at the same ratio as they reduced the pool initially.

As of the record date, there were a total of 737,081 shares subject to all outstanding equity awards, including 585,931 shares subject to outstanding equity awards under the 2011 Plan, consisting of:
208,967 shares subject to all outstanding option awards with a weighted average exercise price of $24.1096 and a weighted average remaining contractual term of 3.78 years; and

376,964 shares subject to all outstanding full-value equity awards (including 22,695 shares issuable at target performance under performance-based awards), all of which are restricted stock units, that had not yet vested.

Award Types:	(1) Non-qualified and incentive stock options
(2) Stock appreciation rights
(3) Restricted stock awards
(4) Stock bonus awards

(5) Restricted stock units
(6) Performance awards
Share Limit on Awards:
No more than 1,000,000 shares may be granted to any participant under the 2018 EIP during any calendar year, other than new employees, who are eligible to receive up to 2,000,000 shares in the calendar year during which they begin employment.

Non-Employee Directors:
Under the 2018 EIP, non-employee directors may be granted stock options and other awards either on a discretionary basis or pursuant to policy adopted by the Board, except that no non-employee director will be eligible to receive more than $1,000,000 in value of shares in any one calendar year ($1,500,000 in value of shares in the initial calendar year for a new non-employee director).

Vesting; Minimum Periods; Discretionary Vesting:
Vesting schedules are determined by the compensation committee when each award is granted. We currently expect that, in general, time-based awards granted under our 2018 EIP will vest over a four year period for employees. Except as to a maximum of five percent (5%) of the number of shares reserved and available for grant and issuance under the 2018 EIP, any awards that vest on the basis of the participant’s continued service will have a minimum vesting period of one year. In addition, awards generally will not permit discretionary acceleration of vesting except in the case of a participant’s death or disability, in connection with a change of control, upon certain involuntary terminations of employment (other than for cause), upon a qualifying retirement or pursuant to the terms of any employment agreements with executive officers or other employees.

Award Terms:
Stock options have a term no longer than ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of Natus’ voting power, which have a term no longer than five years. Stock appreciation rights have a term no longer than ten years from the date they were granted.

Repricing Prohibited:
Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, or any similar employee program, is prohibited without stockholder approval under the 2018 EIP. Such prohibited repricing includes canceling, buying out, substituting or exchanging outstanding options or stock appreciation rights in exchange for cash or other awards with an exercise price that is less than the exercise price of the original options or stock appreciation rights.

Recoupment:
Awards (and gains realized with respect to such awards) under the 2018 EIP will be subject to recoupment to the extent that an executive officer, employee, director or other service provider is determined to have engaged in misconduct pursuant to the Natus clawback or recoupment policy or as required by law during a participant’s employment or service.

New Plan Benefits

Amounts that may be awarded under the 2018 EIP plan in the future are discretionary and are not determinable at this time. The following table lists amounts awarded in 2017 for (i) each of our named executive officers, (ii) all of our named executive officers and current executive officers as a group, (iii) all of our eligible non-employee directors as a group, and (iv) all other current employees who are not executive officers as a group.

Name and Position	Stock or Units
James B. Hawkins Chief Executive Officer	118,000
Jonathan A. Kennedy, Senior Vice President Finance and Chief Financial Officer	32,000
Austin A. Noll, III Vice President, General Manager, Neurology	16,000
Kenneth M. Traverso Vice President, General Manager, Newborn Care	9,200
D. Christopher Chung, M.D. Vice President Medical Affairs, Quality and Regulatory	14,400
Executive Officers as a group	189,600
Non-Employee Directors as a group	20,500
Non-Executive Employees as a group	110,525

Method of Payment
The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, any combination of the foregoing or any other methods permitted by the administrator and applicable law.
Terms applicable to Stock Options and Stock Appreciation Rights
The exercise price of grants made under the 2018 EIP of stock options or stock appreciation rights may not be less than the fair market value (the closing price of our common stock on the date of grant, and if that is not a trading day, the closing price of our common stock on the trading day immediately prior to the date of grant) of our common stock. On the record date, the closing price of our common stock was $29.88 per share. The term of these awards may not be longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which may have a term no longer than five years. The compensation committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.
Terms applicable to Restricted Stock Awards, Stock Bonus Awards, Restricted Stock Unit Awards, and Performance Awards
The compensation committee determines the terms and conditions applicable to the granting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards. The compensation committee may make the grant, issuance, retention and/or vesting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards contingent upon continued employment with Natus, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.
Performance Awards
Our 2018 EIP permits the grant of performance-based stock and cash awards. In addition to the grant of options or stock appreciation rights that are deemed to be performance-based if issued with an exercise price no less than the fair market value on the date of grant, our compensation committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria for these awards may include, among other criteria, one of the following criteria, either individually, alternatively or in any combination, applied to either Natus as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the compensation committee in the award:

•	Profit Before Tax;

•	Billings;

•	Revenue;

•	Net revenue;

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted);

•	Operating income;

•	Operating margin;

•	Operating profit;

•	Controllable operating profit, or net operating profit;

•	Net Profit;

•	Gross margin;

•	Operating expenses or operating expenses as a percentage of revenue;

•	Net income;

•	Earnings per share;

•	Total stockholder return;

•	Market share;

•	Return on assets or net assets;

•	Natus’s stock price;

•	Growth in stockholder value relative to a pre-determined index;

•	Return on equity;

•	Return on invested capital;

•	Cash Flow (including free cash flow or operating cash flows);

•	Cash conversion cycle;

•	Economic value added;

•	Individual confidential business objectives;

•	Contract awards or backlog;

•	Overhead or other expense reduction;

•	Credit rating;

•	Strategic plan development and implementation;

•	Succession plan development and implementation;

•	Improvement in workforce diversity;

•	Customer indicators;

•	New product invention or innovation;

•	Attainment of research and development milestones;

•	Improvements in productivity;

•	Bookings;

•	Attainment of objective operating goals and employee metrics; and

•	Any other metric that is capable of measurement as determined by the compensation committee.

Performance factors will be calculated with respect to Natus and each subsidiary consolidated with us for financial reporting purposes or such division or other business unit as may be selected by the compensation committee. Performance factors applicable to a performance award will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the compensation committee, occurring after the establishment of the performance goals applicable to the performance award. Each such adjustment, if any, will be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance factors in order to prevent the dilution or enlargement of the participant’s rights with respect to a performance award.

Unless otherwise specified by our compensation committee (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals and relevant performance criteria at the time the performance goals and relevant performance criteria are established, our compensation committee may make adjustments, if it determines appropriate in its sole discretion, to account for changes in law and accounting and to make such adjustments as the compensation committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of Natus or not within the reasonable control of our management, or (c) a change in accounting standards required by generally accepted accounting principles.

A performance award under the 2018 EIP may also include the achievement of strategic objectives as determined by the Board.

Transferability
Except as otherwise determined by the compensation committee, awards granted under the 2018 EIP may not be sold,

pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution.
Administration
The compensation committee will administer the 2018 EIP. Subject to the terms and limitations expressly set forth in the 2018 EIP, the compensation committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. The compensation committee may construe and interpret the 2018 EIP and prescribe, amend and rescind any rules and regulations relating to the 2018 EIP.
Amendments
The Board may terminate or amend the 2018 EIP at any time, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to:

•	permit the repricing of outstanding stock options or stock appreciation rights under the 2018 EIP;

•	determine and implement the terms and conditions of any award transfer program under the 2018 EIP; or

•	otherwise implement any amendment to the 2018 EIP required to be approved by stockholders.

Adjustments
If the number of outstanding shares is changed by an extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, spin-off, split-off, reclassification or similar change of our capital structure without consideration, (i) the number of shares available for future grant under the 2018 EIP, (ii) the number of shares subject to outstanding awards under the 2018 EIP, (iii) the exercise price of outstanding stock options and of stock appreciation rights granted under the 2018 EIP, (iv) the maximum number of shares that may be issued subject to incentive stock options under the 2018 EIP and (v) the maximum number of shares to be issued to an individual or new employee in any calendar year under the 2018 EIP shall be proportionally adjusted, subject to any required action by the Board or our stockholders and in compliance with applicable securities laws. No fraction of shares may be issued following any adjustment.
Change of Control Transactions
In the event of a change of control merger, sale of all or substantially all of the assets of the Natus or other change of control transaction, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, or the payment of the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares. In the event the successor corporation refuses to either continue, assume or substitute the shares subject to the award pursuant to the terms of the 2018 EIP or the payment of the excess of the fair market value of all of the shares subject to the award over the exercise price or purchase price of such shares is only with respect to shares vested as of the consummation of the change of control transaction, the outstanding awards shall vest and become exercisable as to 100% of the shares subject thereto contingent upon the consummation of such change of control transaction.
Insider Trading Policy
Any participant that receives an award under the 2018 EIP must comply with our insider trading policy.
U.S. Tax Consequences
The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Natus and participants in the 2018 EIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.
Non-Qualified Stock Options
A participant will realize no taxable income at the time a non-qualified stock option is granted under the 2018 EIP, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. Natus will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.
Incentive Stock Options
A participant will realize no taxable income, and Natus will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment conditions are satisfied, then no taxable income will result upon the exercise of such option and Natus will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and Natus will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.
Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option exercise price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” Natus will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.
Stock Appreciation Rights
A grant of a stock appreciation right (which can be settled in cash or Natus common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and Natus generally will be entitled to a corresponding tax deduction.
Restricted Stock
A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the Code to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and if granted to an employee, is subject to income tax withholding. Natus receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.
Restricted Stock Units
In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. Natus generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.
Performance Awards
The participant will not realize income when a performance award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. Natus will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.
Tax Withholding

The 2018 EIP allows us to withhold shares from the awards to satisfy the participant’s withholding tax obligation and tender cash from our general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.
ERISA Information
The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Required Vote
The affirmative vote of the majority of shares entitled to vote, present in person or by proxy, and cast affirmatively or negatively at the Special Meeting is required to approve the 2018 EIP.
Recommendation of the Board
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1, APPROVAL OF THE NATUS 2018 EIP EQUITY INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of September 30, 2018, concerning:

•	Beneficial owners of more than 5% of Natus common stock;

•	Beneficial ownership by current Natus directors, and the named executive officers set forth in the “Summary Compensation Table”; and

•	Beneficial ownership by all current Natus directors and executive officers as a group.
The information provided in the table is based on Natus’ records, information filed with the Securities and Exchange Commission and information provided to Natus, except where otherwise noted.
The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the measurement date through the exercise of any stock option or other right. The address for those individuals for which an address is not otherwise provided is c/o Natus Medical Incorporated, 6701 Koll Center Parkway Suite 120, Pleasanton, CA, 94566. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the shares of common stock outstanding on September 30, 2018, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after September 30, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner	Shares Beneficially Owned	Right to acquire beneficial ownership under options exercisable within 60 days	Total Beneficially Owned	Percent of Class
Principal Stockholders
BlackRock, Inc. 55 East 52nd Street New York, NY 10055 (1)	4,032,681	--	4,032,681	11.93%
Janus Henderson Group plc (3)	2,164,927	--	2,164,927	6.4%
Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355 (5)	2,245,064	--	2,245,064	6.64%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210 (6)	1,924,157	--	1,924,157	5.7&
Directors, Nominees and Named Executive Officers
Mr. Noll (5)	81,901	34,250	116,151	*
Dr. Chung (6)	136,373	30,000	166,373	*
Ms. Wipperman-Heine (7)	4,132	--	4,132	*
Mr. Gunst (7)	47,142	8,000	55,142	*
Mr. Davies (8)	47,690	--	47,690	*
Mr. Ludlum (7)	93,957	--	93,957	*
Mr. Levine (7)	14,132	--	14,132	*
Mr. Kennedy (9)	114,028	17,600	131,628	*
Dr. Paul (7)	11,592	--	11,592	*
Mr. Hawkins	488,938	--	488,938	1.4%
Mr. Traverso	99,331	--	99,331	*
Directors as a group (10)	274,983	25,600	300,583	*
Named Executive Officers as a group (11)	920,571	81,850	1,002,421	3%
Officers and Directors as a group (12)	550,947	89,850	640,797	2%

* Represents holdings of less than one percent.

(1)     Based on information reported on Schedule 13-G/A filed with the Securities and Exchange Commission on January 19, 2018 by BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934. BlackRock has sole voting power with respect to 3,962,335 of the shares and sole dispositive power with respect to 4,032,681 of the shares. The Schedule 13-G/A states that the following subsidiaries of Blackrock acquired the securities reported on the schedule: BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; and BlackRock Investment Management, LLC. The Schedule 13-G/A indicates that BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of our common stock.

(2)     Based on information reported on Schedule 13-G filed with the Securities and Exchange Commission on February 12, 2018 by Janus Henderson Group plc. (“Janus”). Janus is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934. Janus reported that is has shared voting power as to 2,164,927 shares and has shared dispositive power as to 2,164,927. The Schedule 13-G states that the following subsidiaries of Janus acquired the securities reported on the schedules: Janus Capital Management LLC, Intech Investment Management LLC, Perkins Investment Management LLC, Geneva Capital Management LLC, Henderson Global Investors Limited, Janus Henderson Investors Australia Institutional Funds Management Limited, and Henderson Global Investors North America Inc. The shares as to which the Schedule 13-G are filed represent shares held by individual and/or institutional clients of Janus and its named subsidiaries.
(3)     Based on information reported on Schedule 13-G/A filed with the Securities and Exchange Commission on February 9, 2018 by The Vanguard Group. Inc. (“Vanguard”). Vanguard is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934. Vanguard reported that it has sole power to vote or direct the vote of 60,127 shares that it beneficially owns, has shared power to vote or direct the vote of 4,500 shares, has sole power to dispose or to direct the disposition of 2,183,137 shares and has shared power to dispose or to direct the disposition of 61,927 shares. Vanguard further reported that (a) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 57,427 shares, or 0.17%, of our common stock as a result of its serving as investment manager of collective trust accounts and (b) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,200 shares, or 0.02%, of our common stock as a result of its serving as investment manager of Australian investment offerings.
(4)     Based on information reported on Schedule 13-G filed with the Securities and Exchange Commission on February 8, 2018 by Wellington Group Holdings LLP (“Wellington”). Wellington is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934 and a parent holding company or control person in accordance with Rule 240.13d-(b)(1)(ii)(G). Wellington reported that is has shared voting power with respect to 1,632,404 shares and shared dispositive power with respect to 1,924,157 of the shares. The Schedule 13-G states that the following holding companies of Wellington acquired the securities reported on the schedule: Wellington Group Holdings LLP, Wellington Investment Advisors LLP, Wellington Management Global Holdings, Ltd (“Wellington Holding Companies”). The shares as to which the Schedule 13-G are filed are held by the Wellington Holding Companies and owned of record by clients of Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd., Wellington Management Hong Kong Ltd., Wellington International Ltd., Wellington Management Japane Pte Ltd., and Wellington Management Australia Pty Ltd.
(5)     Includes 40,750 shares subject to a right of repurchase that expire as to 14,037 shares in 2019, 14,813 shares in 2020, 7,950 shares in 2021, and 3,950 shares in 2022.
(6)     Includes 25,895 shares subject to a right of repurchase that expire as to 8,247 shares in 2019, 9,648 shares in 2020, 5,150 shares in 2021, and 2,850 shares in 2022.
(7)     Includes 4,132 shares subject to a right of repurchase subject to a right of repurchase by the Company that expires in 2019.
(8)     ncludes 47,690 shares subject to a right of repurchase that expire as to 5,962 shares in 2019, 29,806 shares in 2020, 5,961 shares in 2021, and 5,961 shares in 2022.
(9)     Includes 157,214 shares subject to a right of repurchase that expire as to 46,026 shares in 2019, 49,076 shares in 2020, 35,056 shares in 2021, and 27,056 shares in 2021.
(10)     Includes all shares referenced in notes 7 and 9 above.
(11)     Includes all shares referenced in notes 5, 6 and 9 above.
(12)     Includes all shares referenced in notes 5 through 9 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Compensation Committee Interlocks and Insider Participation

In 2018 our Compensation Committee consisted of Mr. Ludlum, Ms. Engibous and Mr. Gunst until the date of the 2018 Annual Meeting of Stockholders.  The Compensation Committee consisted of Mr. Gunst and Mr. Ludlum from the date of the 2018 Annual Meeting of Stockholders until July 11, 2018 at which time Mr. Levine was added to the Compensation Committee.
Recent Events

On June 22, 2018, the Company held its Annual Meeting of Stockholders (the “2018 Annual Meeting”). The stockholders of the Company elected new directors Lisa Wipperman-Heine and Joshua H. Levine at the 2018 Annual Meeting, and the terms of existing directors Ms. Engibous and Mr. Moore ceased at that time.

On July 11, 2018, Mr. Hawkins resigned from his positions as President and Chief Executive Officer of the Company, and from the Board. Upon his resignation, Mr. Hawkins received the benefits to which he was otherwise entitled upon a termination without cause, other than in connection with a change of control pursuant to his Employment Agreement dated April 19, 2013, and as described in the Compensation Discussion and Analysis section entitled “Employment Agreements and Change in Control Arrangements.”

On July 11, 2018, the Board appointed Jonathan A. Kennedy, who was previously the Executive Vice-President Finance and Chief Financial Officer of the Company, as President and Chief Executive Officer to replace Mr. Hawkins. The Board also elected Mr. Kennedy to the Board to fill the vacancy created by Mr. Hawkins' resignation.

On August 24, 2018 an employment agreement was executed between the Company and Mr. Kennedy (the “Kennedy Employment Agreement”). The Kennedy Employment Agreement provides that Mr. Kennedy will receive an annual base salary of $650,000 in 2018, and will remain eligible to participate in the Company's Cash Incentive Plan. Mr. Kennedy's target bonus as a percentage of 2018 base salary is 100%, and his minimum and maximum cash bonus percentages may range from 50% to 200% of the target amount, provided the threshold for bonus payment has been achieved. In addition, Mr. Kennedy received an equity award valued at $1.6 million, consisting of 50% in value in stock options, which shall vest in equal installments on each anniversary of the grant date over a four year period, and 50% in value of performance stock units.

    The Kennedy Employment Agreement further provides for payments upon termination of employment, including payments due upon a termination following a Change of Control (as defined in the Kennedy Employment Agreement). For termination other than due to cause, death or disability, Mr. Kennedy would be entitled to receive: (a) a lump sum payment due and payable within thirty (30) days after the date of separation, less applicable withholding taxes, equal to two times his then current base salary, (b) the immediate vesting of any unvested equity awards (including vesting at target of any performance stock units), and (c) continued payment by the Company of COBRA benefits through the lesser of (i) 18 months from the effective date of such termination, or (ii) the date upon which he and his eligible dependents become covered under similar plans.

The Kennedy Employment Agreement provides that if within twelve months of a Change of Control transaction Mr. Kennedy terminates his employment for “good reason” or is terminated without cause, then he will receive (a) a lump sum payment due and payable within thirty (30) days after the date of separation, less applicable withholding taxes, equal to two times the sum of (i) the greater of his then current base salary rate and his base salary rate in effect immediately prior to the change in control transaction and (ii) 100% of the greater of his target bonus then in effect and 100% of his target bonus as in effect immediately prior to the change in control transaction; (b) the immediate vesting of any unvested equity awards and (c) continued provision of COBRA or similar benefits through the lesser of (i) 24 months from the effective date of such termination, or (ii) the date upon which he and his eligible dependents become covered under similar plans.

On April 17, 2017, Kenneth M. Traverso ceased to serve as Vice President & General Manager of Newborn Care of Natus Medical Incorporated, and to serve as an executive officer. Mr. Traverso remained with the Company and led the North American Otometrics sales and service organization until May 2018, at which time his employment with the Company ended. Upon the cessation employment, Mr. Traverso received the benefits to which he was otherwise entitled upon a termination without cause, other than in connection with a change of control, pursuant to his Employment Agreement as amended in December 2008, and as described in the Compensation Discussion and Analysis section entitled “Employment Agreements and Change in Control Arrangements.”

We are required, by SEC rules, to include a “Compensation of Directors and Executive Officers” section in this Proxy Statement because we are soliciting stockholder approval of an employee equity compensation plan in Proposal 1.

COMPENSATION DISCUSSION AND ANALYSIS

General
Our executive compensation program is designed to:

•	attract and retain individuals with the skills and performance needed to achieve our business objectives

•	reward and incentivize individuals fairly over time

•	align the short and long-term compensation of those individuals with the Company’s performance

Executive Summary
In 2017 we completed two significant acquisitions that we believe lay the groundwork for our future revenue growth and growth in profitability, the Otometrics acquisition completed in January 2017, and the acquisition of neurocritical care and neurosurgical product lines from Integra LifeSciences in October 2017. In addition, we continued our efforts to strengthen our neurology and newborn care franchises. With our acquisitions, we achieved record revenue in 2017, exceeding the goal of $500 million in annual revenue that we have shared with investors in recent years.
Notwithstanding our revenue growth of 31.2% in 2017, our net income was below our target levels and below the net income achieved in 2016. This was primarily due to lower profitability in our newborn care business unit driven by lower gross profit margins due to unfavorable revenue mix and increased investments in product engineering and required to meet regulatory standards.
Similar to the cash bonus plans we adopted in prior years, our executive officers were eligible to receive cash bonuses for 2017 based on the attainment of specific performance objectives, as further described below. The 2017 plan included a threshold requirement for all executive officers that consolidated earnings must exceed 85% of the plan target as a condition to the payment of any cash bonuses. While many of the other performance metrics were attained at a level that would result in the payment of cash bonuses, no cash bonuses were paid for 2017 because our earnings per share did not meet the threshold. We believe that the cash bonus plan operated effectively in 2017 to establish meaningful performance criteria, resulting in no bonus payments as our earnings target was not satisfied. This being the case, we recognize that the responsibilities of our executive officers were increased substantially with the addition of the Otometrics and neurocritical care/neurosurgical product lines in 2017, and that our executives expended significant additional efforts to integrate these new businesses.
At our annual meeting in 2017, approximately 91% of the stockholders who voted on our 2017 Say on Pay proposal voted in favor of the proposal. Considering this outcome, the Compensation Committee determined that it would continue to apply the same philosophy and guiding principles to the 2018 compensation for the Company’s named executive officers, and, as a result, did not change the structure of our executive compensation for 2018.

Our Business and Our Compensation Philosophy
We believe that opportunities exist for us to increase stockholder value by increasing our per-share earnings, and believe that the optimal manner of doing so is to increase the revenue base of the Company. We seek revenue growth through organic growth involving, primarily, the introduction of existing products into new markets and the internal development of new products, as well as via acquisitions of complementary products and businesses. Our business plans challenge our executives to seek growth through both of these means, and we expect over time to achieve a higher level of overall growth than could be achieved through either method alone. Further, we expect our business, including the businesses that we acquire, to be operated efficiently so that earnings can grow as we increase revenue. We also seek to achieve earnings growth by managing our business efficiently and implementing cost reduction efforts from time to time when we determine that we can do so without impairing our ability to operate effectively.
Pursuit of this business model is demanding on our executives. They must implement efforts to enhance sales opportunities of existing products, oversee effective and efficient new product development and enhancements, successfully identify and complete the acquisition of complementary products and businesses and integrate these operations with our existing businesses, as well as conduct our business in an efficient manner.
In consideration of these factors, the primary objectives of our executive compensation are:
Retain Qualified Executive Talent. During the period from 2003 to 2017 we have substantially increased the size of our company. In this time period, we have completed 28 acquisitions of companies with principal offices in six different countries. We believe that maintaining continuity within our executive team has contributed significantly to our ability to achieve this growth. Our business is competitive and our corporate headquarters is in an area where there is significant competition for executive talent. In light of these factors, a key objective of our compensation is to allow us to retain qualified executives.
Attract Qualified Executives. We understand that we may find it in our interests to, or may be required to, add new individuals to our executive team from to time. For example, in February 2018 we added two new executive officers to head our newborn care and Otometrics operations. For us to be appropriately positioned to attract new talent as needed, we must be prepared to, and be perceived as an employer that is willing to, offer competitive compensation.

Link Compensation to Achievement of Our Business Objectives. We believe that a significant portion of the current period cash compensation that our executives are eligible to receive should be tied to attainment of goals that our Compensation Committee has determined are most capable of increasing stockholder value for the Company. Accordingly, our annual bonus plan has been tied to earnings and revenue goals and, for certain of our executives, the attainment key business objectives.
Provide Direct Incentives for the Enhancement of Stockholder Value Over the Long Term. The effectiveness of our management in operating our business has a strong influence on the value of our common stock over time. We believe that our executives should be positioned to share, with our stockholders, in the gains and losses from changes in the value of our common stock over time and that this form of compensation will further motivate our executives to seek to increase long-term stockholder value.

Elements of Compensation
Our executive officers’ compensation currently has two primary elements of compensation: (i) cash compensation in the form of salary and annual incentive awards, and (ii) equity awards in the form of restricted stock awards. In addition, we provide our executive officers with benefits that are available generally to all salaried employees.
We believe that we would impair our ability to retain our executives or, as required, attract new executives if we did not offer a competitive salary. As such, our goal is to provide salaries that are sufficient to make us reasonably confident of our ability to retain our executive team without overpaying. We further believe that a substantial portion of the cash compensation that our executives are eligible to receive should be directly tied to corporate performance. We believe that our annual business plans represent reasonably challenging targets, as evidenced by our paying no cash bonuses for 2017 and paying cash bonuses in the range of 17% to 64% of target for 2016. Our long-term equity-based incentive awards are designed to provide a competitive compensation package and to motivate our executives to increase stockholder value.
In establishing compensation, we take into account the compensation that is payable by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives. To this end, our Compensation Committee works with an outside compensation consultant, Willis Towers Watson, to define the criteria used to identify appropriate market comparisons for establishing compensation levels and the mix of salary, incentive compensation, and equity compensation. When determining our peer companies, we focus on identifying companies with whom we compete directly for customers and employees, as well as other medical device companies in the United States. In addition, we select companies that are similar to our size, limiting the peer group to companies whose trailing twelve-month revenue is generally within a range of approximately 0.5x to 2.0x of our projected annual revenue.
Our Compensation Committee requested and received a formal report from Willis Towers Watson to assist it in its deliberations for 2017 cash and equity compensation. The peer companies used in that report were: ABIOMED, Inc.; Accuray; Analogic; AngioDynamics; CONMED Corporation; Globus Medical, Inc.; Haemonetics Corporation; ICU Medical; Insulet Corporation; Integra LifeSciences; Masimo Corporation; Merit Medical Systems, Inc.; NuVasive, Inc.; Nxstage Medical, Inc.; Omnicell; and The Spectranetics Corporation. For the purpose of establishing competitive compensation ranges for elements of compensation, Willis Towers Watson considered the most recently reported compensation information for the peer group companies as well as the applicable compensation survey information based on our size and industry. The peer group was revised from the previous year group with the assistance of Willis Towers Watson in establishing compensation with two companies removed, as one company was acquired (Cyberonics), and another was deemed too small (Abaxis). Three companies were added (Integra LifeSciences, Insulet and Haemonetics) to the peer group based on the criteria described above. In addition to the reports from Willis Towers Watson, in determining the compensation of each of our executive officers other than that the Chief Executive Officer, our Compensation Committee considers the recommendations of the Chief Executive Officer.
Willis Towers Watson has worked directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of our Compensation Committee chair and in the capacity of our Compensation Committee’s agent. To date, Willis Towers Watson has not undertaken any projects for management or for the Company other than advising the Compensation Committee with respect to compensation matters and assisting the Company in the preparation of the pay ratio disclosure required for the first time in 2017. The Compensation Committee has concluded that none of Willis Towers Watson’s work to date has raised any conflicts of interest that will prevent Willis Towers Watson from being independent consultants to the Compensation Committee.
We view the cash and equity elements of compensation as distinct. We think that each of these main components must be perceived by our executives as largely competitive with the corresponding compensation element paid by our peer companies. While we view cash and equity elements of compensation as distinct, we do link these two components of compensation insofar as it is our goal to establish aggregate cash and equity compensation that is between the median and the 75th percentile of our peer group, assuming achievement of target level of performance, with the understanding that we may from time to time elect to provide compensation above this level in connection with the hiring of a new executive if we determine that it is necessary to provide compensation at this level to attract an executive with skills and experience we desire. We target aggregate compensation at this level because we compete for executive talent in a market that is extremely competitive and, further, because we expect a substantial commitment from our executives to implement our business plan.
Because we seek to provide cash compensation that our executives regard as competitive with relevant market conditions, when setting salaries and aggregate cash compensation we are mindful of the corresponding amounts of cash consideration of our peer group. However, we may set an individual officer’s salary and target bonus above or below median levels of our peer group, as determined to be appropriate by the Compensation Committee. We believe that this approach is sufficient to achieve our retention goals. For the achievement of performance goals above plan, our executives can earn aggregate cash consideration that is substantially above the median level of the peer group. We believe that this is appropriate because we adopt business plans that are a challenge for us to attain, and we believe that if our executives exceed the demanding targets in these plans they should be eligible to receive higher levels of compensation.
We view our compensation decisions as an exercise in paying competitive compensation, with desired performance goals, on an annual basis. Our cash compensation is not tied to performance beyond one year. Our equity awards vest over a period of time, and as such are impacted by the value of our common stock over the vesting period of the restricted stock. We do not take account of prior wealth accumulation by our executives from the receipt of cash on exercise or vesting of equity awards as we do not believe these prior period returns provide a significant motivation or retention benefit in the current period. Further, we do not set the compensation of our executives at any multiple or ratio to the compensation of other executives or employees. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and immediate compensation, between cash and non-cash compensation, or among different forms of non-cash compensation, other than as described in this Compensation Discussion and Analysis for the manner in which we make restricted stock awards to executives.
Our Compensation Committee’s intent is to perform on a regular basis a strategic review of our executive officers’ overall compensation packages to determine whether they provide adequate incentives and motivation and whether they adequately compensate our executive officers relative to comparable officers in our peer group companies.

Base Salaries
Our Compensation Committee reviews the base salaries of our executives annually and may adjust an officer’s salary if it determines that such a change is merited on the basis of the officer’s personal performance and market conditions. As set forth in the “Summary Compensation” table below, the Compensation Committee approved 2017 salary increases for executive officers based on market conditions, individual performance of the executives, the Company’s growth and the Company’s increased complexity of operation.
Cash Incentive Plan
As noted above, one element of our cash compensation has been a performance-based incentive plan. In 2015, upon the recommendation of the Board and Compensation Committee, our stockholders approved a Cash Incentive Plan, or CIP, for the Company to preserve our ability to deduct “performance-based compensation” awards pursuant to Section 162(m) of the Internal Revenue Code of 1986. The 2017 CIP further described below, which is the performance-based cash incentive plan for 2017, was adopted pursuant to the CIP.

Maximum Bonus and Performance Goals

The 2017 CIP applied the same performance metrics, with the same weighting, as the 2016 CIP for our CEO and CFO. In both plans, the bonus opportunity for our CEO and CFO was based primarily on consolidated adjusted pre-tax earnings per share with a lesser weighting for consolidated revenue. For our CEO and CFO the target bonus for 2017 was weighted (i) at 80% for attainment of the consolidated pre-tax earnings per share contained in the Company’s 2017 business plan approved by the Board (“2017 Plan”) and (ii) at 20% for attainment of the consolidated revenue contained in the 2017 Plan.
For Mr. Noll, the Vice President and General Manager of our Neurology strategic business units (“SBUs”) and Mr. Traverso, who served through the first quarter of 2017 as the general manager of our Newborn care SBU, the target bonus under the 2017 CIP was based on the achievement of five metrics: (i) the consolidated pre-tax earnings per share contained in the 2017 Plan weighted at 15%, (ii) the consolidated revenue contained in the 2017 Plan weighted at 15% (iii) the pre-tax earnings per share of their respective strategic business units contained in the 2017 Plan weighted at 25%, (iv) the revenue of their SBUs contained in the 2017 Plan weighted at 25%, and (v) successful completion of discrete operational goals for their respective SBUs in 2017 weighted at 20%. These performance metrics were the same performance categories implemented in the 2016 CIP. Dr. Chung’s bonus was based on the achievement of the following three metrics: (i) the consolidated pre-tax earnings per share contained in the 2017 Plan weighted at 60%, (ii) the consolidated revenue contained in the 2017 Plan weighted at 20% and (iii) the successful completion of discrete operational goals weighted at 20%. These performance metrics were the same performance categories implemented in the 2016 CIP for Dr. Chung.
The target consolidated revenue for 2017 was $519,400,000.00. The target amount of consolidated non-GAAP EPS was $ 1.89. The 2017 CIP required as a threshold to the payment of cash bonuses to any executive officers that we achieve the non-GAAP EPS target at a minimum of the 85% level. Because it was clear that no bonus payments would be made for 2017 in light of our actual operating results, the actual adjustments to EPS were not calculated. Had it been necessary to determine adjusted EPS for 2017, the likely adjustments would have been to eliminate restructuring costs, costs of acquisitions, and remediation costs at the Company’s Seattle facility.
Target amounts for our named executive officers under the 2017 CIP were established as a percentage of the base salaries of the respective officers and were as follows:

Name:	($) Minimum Bonus	($) Target Bonus	($) Maximum Bonus
James B. Hawkins, Chief Executive Officer (1)	400,000	800,000	1,600,00
Jonathan A. Kennedy, Senior Vice President Finance and Chief Financial Officer	156,000	312,000	624,000
Austin A. Noll, III, Vice President, General Manager, Neurology	90,000	180,000	360,000
Kenneth M. Traverso, Vice President, General Manager, Newborn Care (2)	82,500	165,000	330,000
D. Christopher Chung, M.D., Vice President Medical Affairs, Quality and Regulatory Affairs	60,000	120,000	240,000

(1) Mr. Hawkins resigned from his position as Chief Executive Officer in June 2018; see the description of “Recent Events” preceding this Compensation Discussion and Analysis.

(2) Mr. Traverso served as the general manager of our Newborn Care SBU, and as an executive officer, through the first quarter of 2017, following which time he continued as an employee until May 2018; see the description of “Recent Events” preceding this Compensation Discussion and Analysis.

Equity-Based Compensation Element
Equity-based compensation provides employees with a common interest with our stockholders to increase the value of our common stock. Equity awards are granted to employees, including our executive officers, in the form of restricted stock and restricted stock units. Equity grants help retain key employees because they typically cannot be fully exercised or are subject to a right of repurchase for four years. In addition, the four-year vesting schedule also helps focus our employees on long-term performance.
From 2006 until December 2014, we sought to achieve the equity portion of aggregate compensation through stock option grants and restricted stock awards, with each comprising approximately half of the value of the annual equity award. From December 2014 forward, the annual equity award is comprised solely of restricted stock awards.
Equity-based compensation is granted to an executive officer when the executive first joins us. Additional equity-based compensation may be granted in connection with a significant change in responsibilities. Further, we typically make annual equity awards to our executive officers. In making these awards our Compensation Committee applied the compensation philosophy discussed above. In particular, the Compensation Committee used equity awards to help to provide total annual compensation that was consistent with its goals for total compensation, to incent our executives to increase the per share value of the Company over the course of the vesting period of these awards and to provide a mechanism for the retention of the executives over the course of the vesting of the awards. The Compensation Committee’s procedure for timing of equity awards provides assurances that grant timing is not being manipulated to result in a price that is favorable to employees. In 2015, the Compensation Committee revised its practice with regard to the granting of equity awards to employees and did so at the beginning of the year in connection with its establishment of cash compensation. Previously, equity awards were made promptly following the annual meeting of stockholders, typically in June of each year. The exercise price for all option grants is the closing price on the last completed day of trading prior to the meeting of the Compensation Committee at which the options are granted.

In 2018 we revised the form of award agreement for our equity-based awards to provide that unvested awards would vest upon retirement if the employee had attained the age of 65 and had been continuously employed for at least 10 years. Our Compensation Committee elected to make this change because it sought to have the ability to continue to motivate employees to remain in our employ following the attainment of age 65, even if the employee might not otherwise be committed to working through the full customary vesting term. This provision applies to all recipients of equity awards made after the adoption of this change, including Executive Officers.

Employment Agreements and Change in Control Arrangements
We entered into employment agreements with Kenneth M. Traverso in November 2002 and D. Christopher Chung, M.D. in February 2003, both of which were amended in December 2008, and with James B. Hawkins in April 2004, which was amended in April 2008, December 2008, and April 2014. We entered into an employment agreement with Austin A. Noll, III on August 1, 2012 and Jonathan A. Kennedy on April, 11, 2013. In addition, with the exception of Mr. Hawkins and Mr. Kennedy, the other executives entered into Amended Employment Agreements with the Company in August, 2014. Other than Mr. Hawkins, the terms of these agreements are substantially the same. Upon termination of employment for cause, death, or disability, the executive will only be eligible for severance benefits, if any, in accordance with the Company’s established policies for all employees as then in effect, which consist primarily of short-term disability and group life insurance benefits.
Should an officer’s, other than Mr. Hawkins’ employment with us terminate for other than cause, death or disability, the officer shall be entitled to:

•
Receive continuing payments of severance pay, less applicable withholding taxes, at a rate equal to the officer’s then current base salary rate for a period of twelve months commencing with the latest payroll date that is also within 70 days from the date of “separation from service” (with earlier commencement possible only if in compliance with Section 409A of the Internal Revenue Code and with payments that would have been made on earlier payroll dates, but for this provision, cumulated and paid on such payroll date);

•
The immediate vesting and exercisability of any unvested stock options and of restricted stock, or other equity awards, which in the case of stock options would be exercisable for a period of 30 days after such termination; and

•
Continued payment by the Company of COBRA benefits through the lesser of (i) six to eighteen months from the effective date of such termination, (ii) the date upon which the officer and the officer’s eligible dependents become covered under similar plans, or (iii) the date the officer no longer constitutes a “Qualified Beneficiary”, as such term is defined in Section 4980B(g) of the Internal Revenue Code of 1986, as amended.

These agreements provide for the same severance benefits as above if the officer terminates his employment for “good reason” within 12 months following a change-in-control transaction, in which case the executive also is eligible to receive a cash payment equal to the amount of the officer’s target bonus in effect at the time of the change-in-control event occurs or the actual bonus at the time of the officer’s termination. Employment termination is for “good reason” if it follows a material reduction in the officer’s duties or responsibilities, a reduction in base salary, a material reduction in employee benefits, relocation of more than 35 miles from the officer’s present location, or the failure of a successor entity to assume the employment agreement. A change in control for such employment agreements is a transaction by which someone acquires more than 50% of the Company’s outstanding voting power, a change in the Board within a two-year period such that fewer than a majority are incumbent directors, a merger or consolidation following which the stockholders of the Company own 40% or less of the combined voting power of the Company or the surviving entity, or the sale of all or substantially all of the assets of the Company.
Should Mr. Hawkins’ employment with us terminate for other than cause, death or disability, Mr. Hawkins shall be entitled to:

•	Receive a lump sum payment due and payable within thirty (30) days after the date of separation, less applicable withholding taxes, equal to two times his then current base salary;

•
The immediate vesting of any unvested stock options, restricted stock, or other equity awards, which in the case of stock options would be exercisable for a period of 30 days after such termination; and

•
Continued payment by the Company of COBRA benefits through the lesser of (i) 18 months from the effective date of such termination, or (ii) the date upon which he or his eligible dependents become covered under similar plans

The agreement provides that if within twelve months of a change in control transaction Mr. Hawkins terminates his employment for “good reason” or is terminated without cause, then Mr. Hawkins will receive (i) a lump sum payment due and payable within thirty (30) days after the date of separation, less applicable withholding taxes, equal to two times the sum of (A) the greater of his then current base salary rate and his base salary rate in effect immediately prior to the change in control transaction and (B) the greater of 100% of his target bonus then in effect and 100% of his target bonus as in effect immediately prior to the change in control transaction; (ii) continued provision of COBRA or similar benefits through the lesser of twenty-four months or the date upon which Mr. Hawkins becomes covered under similar plans; and (iii) the immediate vesting of unvested stock options, restricted stock and other equity awards. Employment termination is for “good reason” if it follows a material reduction in the officer’s duties or responsibilities, a material reduction in base salary, a material reduction in employee benefits, relocation of more than 35 miles from the officer’s present location, or the failure of a successor entity to assume the employment agreement. A change in control for purposes of this employment agreement is a transaction by which someone acquires more than 50% of the Company’s outstanding voting power, a merger or consolidation following which the stockholders of the Company own 40% or less of the combined voting power of the Company or the surviving entity, stockholder approval of a plan to liquidate the Company, or the sale of all or substantially all of the assets of the Company.
To be eligible for termination benefits, all executives must comply with certain non-compete and non-solicitation provisions and retention is conditioned on execution of a release of claims.
The base salaries for our named executive officers for 2017 were as follows: James B. Hawkins, $820,000; Jonathan A. Kennedy, $490,000; Austin A. Noll, III, $370,000; Kenneth M. Traverso, $340,000; and D. Christopher Chung, M.D., $310,000.
We believe that these agreements appropriately balance our needs to offer a competitive level of severance protection to our executives and to induce our executives to remain in our employ through the potentially disruptive conditions that may exist around the time of a change in control, while not unduly rewarding executives for a termination of their employment. We note that our change in control terms include so-called “double trigger” provisions, so that the executive is not entitled to the severance payment by the mere occurrence of the change in control. This feature, we believe, will be an incentive to the executive to remain in the employ of the Company if such continuation is required by our partner in a change in control transaction.
Our 2011 Stock Awards Plan provides for the grant of options to purchase our common stock to employees, directors and consultants. Under the predecessor plan, prior to June 14, 2006, options granted to employees had a contractual term of ten years; options granted since June 14, 2006 have a contractual term of six years. The 2011 plan and the predecessor plan provide that after certain “change in control” events, including, for example, our merger with or into another corporation or the sale of all or substantially all of our assets, outstanding options may be assumed or equivalent options may be substituted, by the successor corporation. The plans provide that the plan administrator may provide that if an optionee’s options are assumed or substituted and the optionee’s status as our employee or employee of the successor corporation is terminated within 12 months other than by a voluntary resignation or termination for cause, the option may become fully exercisable. Further, if the successor corporation does not assume an outstanding option or substitute for it an equivalent option, the option becomes fully vested and exercisable.
For further detailed financial information concerning the severance and change in control arrangements with our executive officers, please see the tabular information contained in the section entitled “Potential Payments Upon Termination or Change in Control.”

Other Benefits
Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which we intend to be comparable to those provided at peer companies.
Accounting Treatment
We account for equity compensation paid to our employees under ASC Topic 718 which requires us to estimate and record an expense over the service period of the award. Our cash compensation is recorded as an expense at the time the obligation is accrued. We structure the cash compensation element of our incentive compensation so that it is taxable to our executives at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible by us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options granted at fair market value should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to employees.

Tax Deductibility of Executive Compensation

Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers.  While our Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation” (including stock option grants, performance-based cash bonuses and performance-based equity awards, such as performance-based restricted stock units) effective for taxable years after December 31, 2017.  As a result, any compensation paid to certain of our executive officers in excess of $1 million following December 31, 2017 will be non-deductible. However, compensation payable pursuant to certain binding arrangements in effect on November 2, 2017 may qualify for transition relief afforded by the Tax Cuts and Jobs Act and remain deductible. Because of uncertainties in the interpretation and implementation of the changes to Section 162(m) in the Tax Cuts and Jobs Act, including the scope of the transition relief, we can offer no assurance of such deductibility.
Compensation Risk
The Compensation Committee regularly reviews the Company’s compensation policies and practices, including the risks created by the Company’s compensation plans. The Compensation Committee concluded that the compensation plans reflected the appropriate compensation goals and philosophy and that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation of our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers (the “named executive officers”), all of whom were serving as executive officers of the Company as of December 31, 2017, except for Mr. Traverso, who served as an executive officer through the first quarter of 2017, following which time he continued as an employee (1).

Name and Principal Position	Year	Salary	Stock Awards [3]	Option Awards [2]	Non-Equity Incentive Plan Compensation ($) [3]	All Other Compensation [4]	Total
James B. Hawkins Chief Executive Officer	2017 2016 2015	$820,000 750,000 700,000	$4,106,400 3,999,905 2,811,120	$-- -- --	$ 0 985,502 1,080,301	$6,144 6,064 7,522	$4,932,544 5,741,471 4,598,943
Jonathan A. Kennedy Senior Vice President Finance and Chief Financial Officer	2017 2016 2015	490,000 440,000 410,000	1,113,600 1,000,090 792,159	-- -- --	0 375,195 410,514	5,578 5,560 4,250	1,609,178 1,820,845 1,616,923
Austin A. Noll, III Vice President, General Manager, Neurology	2017 2016 2015	370,000 340,000 320,000	556,800 530,075 419,866	-- -- --	0 139,859 197,060	6,020 1,242 828	932,820 1,011,176 937,754
Kenneth M. Traverso Vice President, General Manager, Newborn Care	2017 2016 2015	340,000 330,000 310,000	501,120 500,045 225,000	-- -- --	0 225,229 156,055	7,124 7,072 4,319	848,244 1,062,346 945,008
D. Christopher Chung, M.D. Vice President Medical Affairs, Quality and Regulatory	2017 2016 2015	310,000 286,000 277,000	320,160 299,845 237,504	-- -- --	0 146,637 152,083	6,020 5,992 6,114	636,180 742,474 673,906

______________
(1) Each of the named executive officers has an Employment Agreement with us that provided for an initial base salary that is subject to subsequent review and to adjustments. These agreements provide that the executive’s employment with us is on an “at will” basis. These agreements also provide for certain payments and other benefits upon termination of employment in certain circumstances, as further described under “Employment Agreements and Change in Control Arrangements” in the “Compensation Discussion and Analysis” above, and in the “Potential Payments Upon Termination or Change in Control” section below.

(2) The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant-date fair value of the awards on the date of grant, computed in accordance with ASC Topic 718, except that in the case of option awards, a forfeiture rate of zero percent has been used. The assumptions we use in calculating these amounts, other than the exclusion of the impact of estimated forfeitures, are discussed in Note 14-Share-Based Compensation of the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. See the “Grants of Plan Based Awards Table” for more information regarding the equity awards granted by the Company in 2017. Refer to the “Compensation Discussion and Analysis” above for a discussion of these awards.
(3) The amounts in this column reflect bonuses under our CIP for 2015 and 2016 that were paid in March 2016 and 2017. See the “Grants of Plan Based Awards Table” for more information regarding non-equity incentive plan compensation. Refer to the “Compensation Discussion and Analysis” above for a discussion of non-equity incentive plan compensation.
(4) The amounts included in the “All Other Compensation” column consist of matching contributions paid by the Company into our 401(k) plan on behalf of the named executive officers, the value of group life insurance benefits.

GRANTS OF PLAN BASED AWARDS - FISCAL 2017
This table discloses the actual numbers of stock options and restricted stock awards granted to our named executive officers in 2017 and the grant date fair value of these awards. It also captures the payouts under the Company’s 2017 Management EMIP.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1] Threshold Target Maximum ($)($)($)			All Other Stock Awards: Number of Shares of Stock or Units [2]	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)[3]
Mr. Hawkins	1/2/2017	400,000	800,000	1,600,000	118,000			$4,106,400
Mr. Kennedy	1/2/2017	156,000	312,000	624,000	32,000			1,113,600
Mr. Noll	1/2/2017	90,000	180,000	360,000	16,000			556,800
Dr. Chung	1/2/2017	60,000	120,000	240,000	9,200			320,160
Mr. Traverso	1/2/2017	82,500	65,000	330,000	14,400			501,120
________________________
(1) Each of the named executive officers had a range of payouts targeted for 2017 non-equity incentive compensation under our 2017 CIP based on the Company’s performance as described in “Compensation Discussion and Analysis” above.
(2) Each of the named executive officers received a grant of restricted shares in 2017 that vest as follows: 50% in January 2019, 25% in January 2020, and 25% in January 2021.
(3) Represents the grant date fair market value of restricted stock awards granted to the named executive officers in 2016 computed in accordance with ASC Topic 718. The assumptions we use in calculating these amounts are discussed in Note 14-Share Based Compensation of the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

	Option Awards [1]				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [3]
Mr. Hawkins	160,000 150,000 107,708	-- -- 2,292	10.69 14.34 22.50	06/07/2018[2] 06/03/2019[2] 01/01/2020[2]	181,455	6,931,581
Mr. Kennedy	31,345 16,767	-- 833	13.24 22.50	04/08/2019[2] 01/01/2020[2]	48,990	649,018
Mr. Noll	9,375 14,250 19,583	-- -- 417	11.92 14.34 22.50	06/07/2018[2] 02/14/2019[2] 01/01/2020[2]	24,950	953,090
Dr. Chung	15,358 16,000 13,708	-- -- 292	10.69 14.34 22.50	06/07/2018[2] 06/07/2019[2] 01/01/2020[2]	14,495	553,709
Mr. Traverso	36,000 30,000 19,583	-- -- 417	10.69 14.34 22.50	06/07/2018[2] 06/07/2019[2] 01/01/2020[2]	22,770	869,814
__________________
(1) Initial grants of options to the named executive officers upon employment vest 1/8th after the completion of six months of service with the remainder vesting ratably over the next 42 months. Subsequent grants of options vest ratably over a 48 month period.
(2) Options expire 6 years from the date of grant.
(3) Represents the value of these awards based on the closing price of our stock on December 30, 2017 of $38.20.

OPTION EXERCISES AND STOCK VESTED - FISCAL 2017
The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2017 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) [1]	Value Realized on Vesting ($) [1]
Mr. Hawkins	—	—	148,705	5,425,244
Mr. Kennedy	—	—	53,990	2,009,868
Mr. Noll	—	—	24,700	895,565
Mr. Chung	12,642	407,333	14,795	537,519
Mr. Traverso	32,000	633,738	22,870	830,397

(1)	Represents the value of restricted stock awards that were granted on June 7, 2013, and January 1, 2014, and January 1, 2015, and January 4, 2016 that vested in 2017.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Under the employment agreements between the Company and the named executive officers, upon termination of employment for cause, death or disability, the executive will only be eligible for severance benefits, if any, in accordance with the Company's established policies for all employees as then in effect. The table that follows reflects the amount of compensation due to our named executive officers if their employment is terminated for other than cause, death or disability, or their employment is terminated or the executive terminates his employment for good cause, following a change in control, as more fully described under “Employment Agreements and Change in Control Arrangements” in the “Compensation Discussion and Analysis” above. The amounts shown below assume that such termination or change in control event was effective as of December 31, 2017.  For a discussion of the amount of compensation due to our named executive officers if their employment is terminated without cause other than in connection with a change of control, see “Employment Agreements and Change in Control Arrangements” in the “Compensation Discussion and Analysis” above.

Name	Cash Severance Payment	Continuation of Medical and Welfare Benefits	Acceleration of Equity Awards [1]	Total Termination Benefits
Mr. Hawkins	$2,440,000	$42,030	$6,967,565	$9,449,595
Mr. Kennedy	810,000	38,543	1,884,496	2,773,039
Mr. Noll	550,000	38,543	959,637	1,548,180
Dr. Chung	430,000	38,543	558,293	1,026,836
Mr. Traverso	505,000	38,543	876,361	1,419,904
_________________

(1)
The amounts shown in the table represent the payments to which the officer is entitled for a termination following a change in control. For termination without cause other than in connection with a change of his control, his cash severance payment and other benefits are detailed in the “Employment Agreements and Change in Control Arrangements” Section, above.

PAY RATIO DISCLOSURE
Our ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all our employees (excluding our Chief Executive Officer) for 2017 is 90 to 1. We believe this ratio, which was calculated in a manner consistent with Item 402(u) of Regulation S-K, to be a reasonable estimate, based upon the assumptions and adjustments described below. As disclosed in the 2017 Summary Compensation Table, the annual total compensation for 2017 for our Chief Executive Officer was $4,932,544. The annual total compensation for 2017 for our median employee was $55,061. In identifying the median employee under Item 402(u), reporting companies are permitted to use reasonable estimates, assumptions and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee may not be directly comparable to similar disclosure by other reporting companies.
Calculation Methodology
We identified the employee with compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of December 20, 2017 (the “employee population determination date”). We considered all individuals, excluding our Chief Executive Officer, who were employed by us on a world-wide basis (including our consolidated subsidiaries) on the employee population determination date, whether employed on a full-time, part-time, seasonal or temporary basis, including employees on a partial year leave of absence (our “employee population”), subject to the application of the “de minimis” exemption as described below.
The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees as of the employee population determination date was 2,176, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude the following numbers of employees who are employed in the following countries: Australia (12), Brazil (1), China (36), Spain (9), Finland (2), Hong Kong (3), India (2), Jordan (2), Lebanon (1), Mexico (2), Malaysia (1), Netherlands (3), Norway (2), New Zealand (1), Portugal (1), Sweden (4), Singapore (4) and South Africa (1).
Multiple consistently applied calculation measures (“CACM”) were reviewed before selecting base salary as the CACM for purposes of identifying the median employee. The employee compensation data under review reflects 2017 figures.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on the employee population determination date. We did not make any cost-of-living adjustments for employees outside of the United States. For employees hired between January 1, 2017 and the employee population determination date, we calculated their cash compensation described above as if they had been employed for the entire measurement period.
We believe our methodology represents a CACM that strikes a balance in terms of administrative burden while consistently treating all the primary compensation components for our worldwide employee population.
Using this methodology, we identified the median employee who was in the sales department and based in the United States.
We calculated the annual total compensation for the median employee using the same methodology we use to calculate the amount reported for our named executive officers in the “Total” column of the Summary Compensation Table.

DIRECTOR COMPENSATION
Directors who are employees receive no additional compensation for serving on the Board or its committees. The table below discloses the annual compensation provided during the year ended December 31, 2017 to directors who are not employees:

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($) [2]	Option Awards ($) [2,3]	Total ($)
Mr. Gunst	166,000	149,468	--	312,985
Ms. Engibous[4]	88,775	149,468	--	235,760
Mr. Ludlum[5]	101,000	149,468	--	247,985
Mr. Moore[6]	95,549	149,468	--	242,534
Ms. Paul[7]	77,218	149,468	--	224,203

(1) For 2017, fees earned and paid in cash were based on the following retainer and payment schedule:
Board Retainer                    $60,000
Audit Committee Member Retainer            $15,000
Compensation Committee Member Retainer        $10,000
Nominating Committee Member Retainer        $5,000
Chairman of the Board                $75,000
Audit Chair Retainer                $20,000
Compensation Chair Retainer            $10,000
Nominating Chair Retainer            $7,500
Compliance Chair Retainer            $10,000
Compliance Committee Member Retainer        $10,000

(2) Represents the grant‑date fair market value of restricted stock awards granted to the directors in 2017 computed in accordance with ASC Topic 718. Assumptions we use in calculating these amounts, other than the exclusion of the impact of estimated forfeitures, are discussed in Note 14-Share-Based Compensation of the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.
(3) At December 31, 2017, Ms. Engibous had 18,000 options and 4,400 unvested restricted shares outstanding, Mr. Gunst had 18,000 options and 4,400 unvested restricted shares outstanding, Mr. Ludlum had 13,000 options and 4,400 unvested restricted shares outstanding, Mr. Moore had 13,000 options and 4,400 unvested restricted shares outstanding, and Ms. Paul had 4,400 unvested restricted shares outstanding.

(4) Compensation Committee Chair; also served as Nominating and Governance Committee Chair during 2017.

(5) Audit Committee Chair.

(6) Compliance Committee Chair; also served as Compensation Committee Chair during 2017.

(7) Nominating and Governance Committee Chair; also served as Compliance Chair during 2017.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Compensation Committee Report
The Compensation Committee of the Board of Natus has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by:
THE COMPENSATION COMMITTEE

JOSHUA H. LEVINE
ROBERT A. GUNST
KENNETH E. LUDLUM

OTHER MATTERS
We know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed WHITE proxy card to vote the shares they represent as the Board may recommend.
It is important that your shares be represented at the special meeting, regardless of the number of shares you hold. You are therefore urged to vote via the internet or by phone or, if you have received a paper proxy card, to mark, sign, date, and return the proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF
NATUS MEDICAL INCORPORATED

Appendix A

NATUS MEDICAL INCORPORATED
2018 EQUITY INCENTIVE PLAN
(amended and restated October 29, 2018)
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28. This Plan amends and restates in its entirety the 2011 Stock Awards Plan (the “Prior Plan”).
2.    SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of this Plan by the Board, consists of an additional 3,000,000 shares, which when added to the 5,400,000 shares under the Prior Plan equals a total of 8,400,00 Shares. For each Award, other than an Option or SAR, the number of Shares available for grant and issuance under the Plan shall be decreased by 2.5. For each Share underlying an Award that is an Option or SAR, the number of Shares available for grant and issuance under the Plan shall be decreased by one.
2.2    Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan or Prior Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award, Shares withheld to satisfy the tax withholding obligations related to an Award or Shares repurchased by the Company for any reason other than Shares repurchased at their original issue price, in each case will not become available for future grant or sale under this Plan. Any Shares withheld shall not again be made available for Awards under the Plan. Except as otherwise provided above, to the extent that any Award is forfeited, repurchased or terminates without Shares being issued, Shares may again be available for issuance under this Plan. Shares, including Shares underlying awards granted under the Prior Plan, that return to the pool of Shares available for grant and issuance under this Plan as set forth herein, will return to the pool in the following manner: if upon grant the Shares subject to such Awards decreased the pool of Shares available for issuance on a one-to-one basis, such Awards will be returned to the pool of Shares on a one-to-one basis and if upon grant the Shares subject to such Awards decreased the pool of Shares available for issuance on a 2.5-to-1 basis, such Awards will be returned to the pool of Shares on a 2.5-to-1 basis. Shares withheld from an Award to pay the purchase price for an Award or applicable taxes shall not be returned to the pool of Shares available for grant hereunder. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4    Limitations. No more than 8,400,000 Shares shall be issued pursuant to the exercise of ISOs.

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2.5    Adjustment of Shares. If the number of outstanding Shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 and 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
2.6    Vesting Restriction. Awards shall not provide for any initial vesting prior to at least twelve (12) months from grant. Notwithstanding the foregoing, the Committee may provide Awards without vesting restrictions of Awards prior to twelve (12) months from grant of Awards representing up to an aggregate of five percent (5%) of the Shares reserved for grant and issuance under the Plan pursuant to Section 2.1, except that this vesting restriction and the calculation of 5% of the Shares will not apply retroactively to any Shares that were reserved and available for grants under the Prior Plan.
2.7    Acceleration Restriction. The Committee generally will not permit the discretionary acceleration of vesting of Awards. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of Awards: (i) in the event of the Participant’s death or Disability, (ii) in connection with a Change of Control, (iii) in the event the Participant is involuntarily Terminated other than for cause, (iv) pursuant to an employment agreement or related agreement between the Company and the Participant providing for equity acceleration; and/or (v) in connection with the Participant’s qualified retirement from the Company.
3.    ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted more than One Million (1,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to be granted up to a maximum of Two Million (2,000,000) Shares in the calendar year in which they commence their employment.
4.    ADMINISTRATION.
4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

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(c)    select persons to receive Awards;
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, subject to Section 2.6, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, subject to Section 2.6, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)    determine the number of Shares or other consideration subject to Awards;
(f)    determine the Fair Market Value and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting, exercisability and payment of Awards;
(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been earned;
(l)    reduce or waive any criteria with respect to Performance Factors;
(m)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships , including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles; and
(n)    adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan and any country addenda to the Award Agreements) relating to the operation and administration of this Plan to accommodate grants to participants residing outside of the United States and comply with the requirements of local law and procedures;
(o)    make all other determinations necessary or advisable for the administration of this Plan; and
(p)    delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

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4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3    Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5    Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and practices in countries other than the United States in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by this Plan; (ii) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide services to the Company, Subsidiary under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals who are located outside the United States or who are foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent determined necessary or advisable by the Committee and provided that (a) no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof and (b) in such instance, such subplans and/or modifications shall be attached to this Plan as appendices; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Award shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.
5.    OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:
5.1    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be

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used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3    Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to vest and become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.
5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5    Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement, subject to the terms and conditions of this plan. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6    Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
(a)    If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the

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Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(b)    If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)    If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
(d)    If the Participant is terminated by the Company for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.
5.7    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9    Modification, Extension or Renewal. Except as otherwise provide in this Plan, the Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Except as permitted by Section 18 of the Plan with respect to required stockholder approval, the Committee may reduce the Exercise Price of outstanding Options

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without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.
5.11    Termination Date. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Termination Date.
6.    RESTRICTED STOCK AWARDS.
6.1    Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price plus payment or provision for applicable withholding taxes, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.4    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria. The Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the

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Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
6.5    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
7.    STOCK BONUS AWARDS.
7.1    Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3    Form of Payment to Participant. As determined in the sole discretion of the Committee, a Stock Bonus Award may be paid in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value (as of the date of payment) of the Shares earned under a Stock Bonus Award.
7.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
8.    STOCK APPRECIATION RIGHTS.
8.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance

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Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.3    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.5    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.    RESTRICTED STOCK UNITS.
9.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

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9.3    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
10.    PERFORMANCE AWARDS.
10.1    Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.2    Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.
10.3    Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock. The Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
10.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
11.    PAYMENT FOR SHARE PURCHASES.

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Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of Shares held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)    by any combination of the foregoing; or
(f)    by any other method of payment as is permitted by applicable law.
Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.
12.    GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1    Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
12.2    Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12. No Non-Employee Director may receive Awards under the Plan that, exceeds (x) $1,000,000 in value (as described below) in a calendar year for continuing directors, or (y) $1,500,000 in value (as described below) in the initial calendar year for a new Non-Employee Director. The value of Awards for purposes of complying with this maximum shall be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant or (ii) calculating the product using an average of the Fair Market Value over a number of trading days. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.2.
12.3    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.4    Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or in a

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combination thereof, as determined by the Board. Such Awards shall be issued under this Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.
13.    WITHHOLDING TAXES.
13.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant.
13.2    Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company Shares having a Fair Market Value equal to the amount determined to be withheld, which may each be calculated by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws, or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
14.    TRANSFERABILITY.
14.1    Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.
14.2    Beneficiaries. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by such Participant in writing with the Company during such Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at such Participant’s death shall be paid to or exercised by such Participant’s executor, administrator, or legal representative

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15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any dividends or Dividend Equivalent Rights shall be subject to the same vesting or performance conditions as the underlying Award. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions shall be accrued and paid only at such time if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares subject to such Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited; provided, that under no circumstances may Dividend Equivalent Rights be granted for any Option or SAR and provided, further, that no Dividend Equivalent Right shall be paid with respect to Unvested Shares, and any such dividends or stock distributions shall be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.
15.2    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.    CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and,

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in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.    EXCHANGE AND BUYOUT OF AWARDS. An exchange program, including but not limited to any repricing of Options or SARs, is not permitted without prior stockholder approval. Repricing is defined as (i) amending the terms of outstanding Options or SARs to reduce the exercise price, substituting or exchanging outstanding Options or SARs with or for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or (ii) buying out or exchanging Options or SARs with an exercise price that is above the then-current fair market value of the Shares for cash or other Awards (unless the exchange is in connection with a merger, acquisition or other transaction.) The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.
21.    CORPORATE TRANSACTIONS.
21.1    Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under this Plan shall be subject to the documentation evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.
(a)    The continuation of an outstanding Award by the Company (if the Company is the successor entity).

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(b)    The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.
(c)    The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of an equivalent award with substantially the same terms for such outstanding Award (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).
(d)    A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments, may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested, and such payment may be subject to vesting based on the Participant’s continuing such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.
The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. Notwithstanding the foregoing, solely upon a Corporate Transaction in which the successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction notwithstanding any other provision in this Plan to the contrary, and unless otherwise determined by the Committee, all Awards granted under this Plan shall accelerate in full as of the time of consummation of the Corporate Transaction, and for any Performance Awards or Awards subject to Performance Factor, such Awards will be deemed to have achieve performance metric at the target level. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the

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substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.
21.3    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.    ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).
24.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.    NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of

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the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Board” means the Board of Directors of the Company.
“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Common Stock” means the common stock of the Company.
“Company” means Natus Medical Incorporated, or any successor corporation.
“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%)  of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale, transfer or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the

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Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
Notwithstanding the foregoing, a Corporate Transaction shall not be deemed to result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction the sole purpose of which is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
“Director” means a member of the Board.
“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.
“Effective Date” means the date the amended and restated Plan is approved by the stockholders of the Company which shall be within twelve (12) months of the approval of the Plan by the Board.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a Share determined as follows:

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(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in the composite tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(c)    by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“IRS” means the United States Internal Revenue Service.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.
“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)    Profit Before Tax;
(b)    Billings;
(c)    Revenue;
(d)    Net revenue;
(e)    Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted);
(f)    Operating income;

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(g)    Operating margin;
(h)    Operating profit;
(i)    Controllable operating profit, or net operating profit;
(j)    Net Profit;
(k)    Gross margin;
(l)    Operating expenses or operating expenses as a percentage of revenue;
(m)    Net income;
(n)    Earnings per share;
(o)    Total stockholder return;
(p)    Market share;
(q)    Return on assets or net assets;
(r)     The Company’s stock price;
(s)    Growth in stockholder value relative to a pre-determined index;
(t)    Return on equity;
(u)    Return on invested capital;
(v)    Cash Flow (including free cash flow or operating cash flows)
(w)    Cash conversion cycle;
(x)    Economic value added;
(y)    Individual confidential business objectives;
(z)    Contract awards or backlog;
(aa)    Overhead or other expense reduction;
(bb)    Credit rating;
(cc)    Strategic plan development and implementation;
(dd)    Succession plan development and implementation;
(ee)    Improvement in workforce diversity;
(ff)    Customer indicators;

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(gg)    New product invention or innovation;
(hh)    Attainment of research and development milestones;
(ii)    Improvements in productivity;
(jj)    Bookings; and
(kk)    Attainment of objective operating goals and employee metrics; and
(ll) Any other metric that is capable of measurement as determined by the Committee.
“Performance Period” means the period of service determined by the Committee, not less than one (1) year and not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
“Performance Share” means a performance share bonus granted as a Performance Award.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests
“Person” shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.
“Plan” means this Natus Medical Incorporated 2018 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing

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fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension or adjustment of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Treasury Regulations” means regulations promulgated by the United States Treasury Department.
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

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